INTEREST PURCHASE AGREEMENT

     THIS INTEREST PURCHASE AGREEMENT AND SHARE EXCHANGE, effective as of June 30, 2000, by and among WiseDriver.com, Inc. a Delaware corporation with its principal place of business located at 701 Brickell Avenue, Suite 3120, Miami, Florida 33131 ("WiseDriver"), WiseDriver, LCC a New York Limited Liability Corporation with its principal place of business located at ("WD") and Joshua Berger ("Berger") the sole interest holder of WiseDriver, LLC.

                                    Premises

     A. WiseDriver desires, subject to the terms and conditions hereinafter set forth, to acquire eighty (80%) percent of all of the rights, title and interest of Berger's interest in WD through the exchange (the "Exchange") by WiseDriver of (i) 450,000 shares of restricted common stock, ($ 0.0001 par value per share) and (ii) an option to purchase, subject to the terms and conditions of the Option Agreement executed concurrent herewith, 450,000 shares of WiseDriver at $.50 per share, and Berger desires, subject to the terms and conditions set forth herein, to effect the Exchange. Pursuant to the terms of the Exchange, WD will become a subsidiary of WiseDriver.

     B. The boards of directors of WiseDriver and Berger have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders and himself, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

     C. The parties desire to make certain representations, warranties and agreements in connection with the Exchange and desire to prescribe certain conditions precedent to such purchase and sale, including, but not limited to, the condition of WiseDriver that Berger enter into an Employment and Non competition Agreement with WiseDriver in substantially the form attached hereto as Exhibit B.

                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                  OF WISEDRIVER

     As an inducement to and to obtain the reliance of Berger, WiseDriver represents and warrants as follows:

     Section 1.1 Organization. WiseDriver is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the WiseDriver Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of WiseDriver as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of WiseDriver's articles of incorporation or bylaws. WiseDriver has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of WiseDriver consists of 250,000,000 Common Shares, $0.0001 par value per share and no authorized Preferred Shares. As of June 30, 2000, WiseDriver has 6,500,000 common shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. WiseDriver has no other securities, warrants or options authorized or issued.

     Section 1.3 Litigation and Proceedings. To the best of WiseDriver's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against WiseDriver, affecting WiseDriver or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of WiseDriver. WiseDriver does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.4 Material Contract Defaults. To the best of WiseDriver's knowledge and belief, WiseDriver is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of WiseDriver, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which WiseDriver has not taken adequate steps to prevent such a default from occurring.

     Section 1.5 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which WiseDriver is a party or to which any of its properties or operations are subject.

     Section 1.6 Governmental Authorizations. To the best of WiseDriver's knowledge, WiseDriver has all licenses, franchises, permits or other governmental authorizations legally required to enable WiseDriver to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by WiseDriver of this Agreement and the consummation of WiseDriver of the transactions contemplated hereby.

                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                    OF BERGER

     As an inducement to, and to obtain the reliance of WiseDriver, Berger represents and warrants as follows:

     Section 2.1 Organization. WD is a limited liability company duly organized, validly existing and in good standing under the laws of New York and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the WD Schedules (as hereinafter defined) are complete and correct copies of the articles of formation, operating agreement and any amendments thereto of WD as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of WD's articles of formation or operating agreement. WD has full power, authority and legal right and has taken all action required by law, its articles of formation, operating agreement or otherwise to authorize the execution and delivery of this Agreement.

     Section 2.2 Capitalization. The authorized capitalization of WD consists of one member. Membership Units. As of the date the sole Member of WD is Berger. All issued and outstanding WD Units have been legally issued, fully paid and are nonassessable as of the date of this Agreement.

     Section 2.3 Sole Interest Holder. Berger is the sole owner and holder of a 100% interest of WD ("Berger Interest") as set forth in Exhibit A attached hereto and no other person or entity has any rights thereto.

     Section 2.4 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of Berger's knowledge and belief, threatened by or against or affecting WD or Berger, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of WD. Berger does not have any knowledge of any default on his part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.5 Material Contract Defaults. To the best of Berger's knowledge and belief, WD and Berger are not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of WD, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which WD and Berger have not taken adequate steps to prevent such a default from occurring.

     Section 2.6 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which WD or Berger is a party or to which any of its or his properties or operations are subject.

     Section 2.7 Governmental Authorizations. To the best of Berger's knowledge, WD has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Berger of the transactions contemplated hereby.

                                   ARTICLE III

                   EXCHANGE PROCEDURE AND OTHER CONSIDERATION

     Section 3.1 Share Exchange/Delivery of WD Securities. On the Closing Date, Berger, the holder of all of the WD Membership Units shall deliver to WiseDriver
(i) certificates or other documents evidencing eighty (80%) percent of the issued and outstanding WD Membership Units, duly endorsed in blank or with executed power attached thereto in transferrable form. On the Closing Date, WiseDriver shall receive Membership Units in WD, so that WD shall become a subsidiary of WiseDriver.

     Section 3.2 Issuance of WD Common Shares. In exchange for all of the WD Membership Units tendered pursuant to Section 3.1, WiseDriver shall issue 450,000 "restricted" WiseDriver Common Shares to Berger. Such shares shall be "restricted" in accordance with Rule 144 of the Securities Act of 1933. In addition, Berger shall receive an option to purchase an additional 450,000 WiseDriver shares at $.50 per share subject to the terms and conditions of the Option Agreement executed concurrent herewith.

     Section 3.3 Employment Agreement. Upon execution of this Agreement, Berger will enter into an Employment Agreement with WiseDriver subject to the terms and conditions Agreement as set forth on Exhibit C attached hereto.

     Section 3.4 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, Berger and the management of WiseDriver shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

     Section 3.5 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on or about June 30, 2000 ("Closing Date"). In any event, the closing shall be deemed effective as of June 30, 2000.

     Section 3.6 Members of WD After Acquisition. Upon the Closing, the Managing Member of WD shall be: Wisedriver. The Managing Member shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

     Section 3.7 Post Closing Requirements of Subsidiary Company. Subsequent to closing of this transaction, the WD operating company (subsidiary of WiseDriver) shall undertake the following: (i) provide all financial information to WiseDriver on a quarterly basis; (ii) provide WiseDriver duplicate statements of the bank accounts immediately after receipt of same.

                                   ARTICLE IV
                                SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. Prior to closing, WD and WiseDriver will each afford to the officers and authorized representatives of the other full access to the properties, books and records of WD and WiseDriver as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of WD and WiseDriver as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of WiseDriver to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act. WiseDriver is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of WiseDriver holding restricted securities of WiseDriver as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 Indemnification. Berger shall indemnify WiseDriver and hold it harmless against any loss, liability, damage, deficiency or expense (including reasonable legal expenses and costs as incurred) (collectively, "Losses") which WiseDriver may suffer, sustain or become subject to, directly or indirectly, or by the diminution of the value of WiseDriver's interest in WD, as a result of or on connection with (i) breach or inaccuracy by Berger of any representation or warranty contained in this Agreement (ii) the assessment of any claim or liability against WiseDriver or any of WiseDriver's employees, officers, directors, agents or designees attributable to facts and conditions, or events, arising prior to the Closing Date not otherwise disclosed herein, or (iii) the breach by Berger of any covenant or agreement contained in this Agreement.

     Section 4.4 Special Covenants and Representations Regarding the WiseDriver Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the WiseDriver Common Shares to Berger as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which Berger acquires such securities.

     Section 4.5 Third Party Consents. Berger and WiseDriver agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.6 Actions Prior and Subsequent to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the WD Schedules or as permitted or contemplated by this Agreement, WD will use its best efforts to:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

          (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, WD and Berger will not, without the prior consent of WiseDriver:

          (i) except as otherwise specifically set forth herein, make any change in its articles of formation or operating agreement;

          (ii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

          (iii) issue, grant, confer or award any options, warrants, conversion rights or other rights to acquire any Membership Units.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS OF WISEDRIVER

     The obligations of WiseDriver under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by Berger in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Berger shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Berger prior to or at the Closing. WiseDriver shall be furnished with a certificate, signed by Berger and dated the Closing Date, to the foregoing effect.

     Section 5.2 Membership Approval. Berger, the sole member of WD shall have approved this Agreement and the transactions contemplated herein.

     Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or WD.

     Section 5.4 Other Items. WiseDriver shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as WiseDriver may reasonably request.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BERGER

     The obligations of Berger under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by WiseDriver in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and WiseDriver shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by WiseDriver prior to or at the Closing. Berger shall have been furnished with a certificate, signed by a duly authorized executive officer of WiseDriver and dated the Closing Date, to the foregoing effect.

     Section 6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of WiseDriver.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in
Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, United States of America.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

         If to WiseDriver:          Richard I. Anslow & Associates
                                    4400 Route 9 South, 2nd Floor
                                    Freehold, New Jersey 07728

         With copy to:

         If to Berger:

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parities shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among Joshua Berger and WiseDriver and except as specifically provided, no director, officer, stockholder member, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior written consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein, if any, shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

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

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:                                  WISEDRIVER.COM, INC.

/s/ Aryx Sade                            By: /s/ Jamee Kalimi, Secretary
-----------------------------------      -------------------------------
                                                 JAMEE KALIMI, Secretary

WITNESS

/s/ Robert Schechter                     By: /s/ Joshua Berger
-----------------------------------      -------------------------------
                                                 JOSHUA BERGER

ATTEST:                                  WISEDRIVER, LLC

/s/ Robert Schechter                     /s/ Joshua Berger
--------------------------------         -------------------------------
                                             JOSHUA BERGER, Managing Member

                                   EXHIBIT "A"

                     --------------------------------------

                         LIST OF WISEDRIVER, LLC MEMBER

                     ---------------------------------------

         Name                                % of Membership Interest
         ----                                ------------------------
         Joshua Berger                       100%
                                             ------------------------

                  TOTAL                      100%
                                             =======================

                                       11